Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement of Virgin Mobile USA, Inc. on Amendment No. 1 of Form S-1 of our report dated April 23, 2007 relating to the financial statements of Bluebottle USA Investments L.P., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey

June 18, 2007